UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2014 (November 18, 2014)

BALLY TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its charter)

Nevada	001-31558	88-0104066
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6601 S. Bermuda Rd., Las Vegas, Nevada	89119
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 897-7150

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.       Submission of Matters to a Vote of Security Holders

On November 18, 2014, Bally Technologies, Inc. (“Bally” or the “Company”) held a special meeting of its stockholders to, among other things, consider and vote on a proposal to approve the Agreement and Plan of Merger, dated as of August 1, 2014 (the “Merger Agreement”), by and among the Company, Scientific Games Corporation,  a Delaware corporation (“Scientific Games”), Scientific Games Nevada, Inc., a Nevada corporation and a wholly owned subsidiary of Scientific Games (“Merger Sub”), and Scientific Games International, Inc., a Delaware corporation and a wholly owned subsidiary of Scientific Games (“Financing Sub”), providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Scientific Games. At that special meeting, the Company’s stockholders voted to approve the Merger Agreement. The Company’s stockholders also voted to approve, by a non-binding advisory vote, specified compensation arrangements that may be payable to the Company’s named executive officers in connection with the consummation of the Merger. The Company’s stockholders also voted to approve the adjournment of the special meeting, if necessary or appropriate in the view of the Company’s board of directors, including to solicit additional proxies if there were not sufficient votes at the time of the special meeting to adopt the Merger Agreement, but such adjournment was deemed unnecessary. Stockholders owning a total of 29,248,532 shares voted at the special meeting, representing approximately 77.27% of the shares of the Company’s common stock outstanding as of the record date for the special meeting.

The final voting results for each matter submitted to a vote of the Company’s stockholders at the special meeting are as follows:

Proposal 1: Approval of the Merger Agreement.

For	Against	Abstain
29,135,696	79,866	32,970

Proposal 2: Advisory Vote Regarding Merger-Related Compensation.

For	Against	Abstain
19,256,846	8,673,051	1,318,635

Proposal 3: Adjournment or Postponement of the Special Meeting.

For	Against	Abstain
27,484,741	1,729,965	33,826

Item 8.01.       Other Events

On November 19, 2014, the Company issued a press release announcing the results of the stockholder votes at the special meeting, a copy of which is attached hereto as an exhibit and incorporated in its entirety herein by reference.

Forward-Looking Statements

This communication may contain forward-looking statements. Forward-looking statements may be typically identified by such words as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions among others. Although we believe the expectations reflected in any forward-looking statements are reasonable, they involve known and unknown risks and uncertainties, are not guarantees of future performance, and actual results, performance or achievements may differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements and any or all of our forward-looking statements may prove to be incorrect.  Consequently, no forward-looking statements may be guaranteed and there can be no assurance that the actual results or developments anticipated by such forward-looking statements will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, the Company or its business or operations. Factors which could cause our actual results to differ from those projected or contemplated in any such forward-looking statements include, but are not limited to, the following factors:  (1) the risk that the conditions to the closing of the Merger are not satisfied (including the risk that regulatory approvals required for the Merger are not obtained, on a timely basis or otherwise, or are obtained subject to conditions that are not anticipated); (2) litigation relating to the Merger; (3) uncertainties as to the timing of the consummation of the Merger and the ability of each of the Company and Scientific Games to consummate the Merger; (4) risks that the proposed transaction disrupts the current plans and operations of the Company; (5) the ability of the Company to retain and hire key personnel; (6) competitive responses to the proposed Merger; (7) unexpected costs, charges or expenses resulting from the Merger; (8) the failure by Scientific Games to obtain the necessary debt financing arrangements set forth in the commitment letter received in connection with the Merger; (9) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Merger; and (10) legislative, regulatory and economic developments. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in the Company’s most recent Annual Report on Form 10-K for the year ended June 30, 2014 and our more recent reports filed with the U.S. Securities and Exchange Commission (the “SEC”) including the Form 10-Q for the fiscal quarter ended September 30, 2014. The Company can give no assurance that the conditions to the Merger will be satisfied. Except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.    Financial Statements and Exhibits.

(d)  Exhibits.

99.1	Press Release of Bally Technologies, Inc., dated November 19, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bally Technologies, Inc.

Date: November 19, 2014	By:	/S/ KATIE S. LEVER
Katie S. Lever Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press Release of Bally Technologies, Inc., dated November 19, 2014